For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2016 THIRD QUARTER RESULTS

PHOENIX, January 28, 2016 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third fiscal quarter ended December 26, 2015. This quarter's financial statements include the operations of two regional manufactured home builders acquired during the first quarter of fiscal year 2016. The Company purchased certain assets and liabilities of Chariot Eagle, which produces park model RVs and manufactured homes distributed in the Southeastern United States. The Company also purchased certain assets and liabilities of Fairmont Homes, a premier builder of manufactured and modular homes and park model RVs serving the Midwest, western Great Plains states, the Northeast and several provinces in Canada.
Financial highlights include the following:

•
Net revenue for the third quarter of fiscal year 2016 totaled $181.4 million, up 23.5% from $146.9 million for the third quarter of fiscal year 2015. Net revenue for the first nine months of fiscal 2016 was $535.1 million, 25.8% higher than $425.4 million for the comparable prior year period. The increase was primarily from homes sold by newly acquired businesses this fiscal year as well as additional home sales volume at pre-existing operations.

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Income before income taxes was $12.0 million for the third quarter of fiscal 2016, a 29.0% increase from $9.3 million income before income taxes, as adjusted to exclude a net gain from asset sales, in the comparable quarter last year. For the first nine months of fiscal 2016, income before income taxes increased 23.5% to $33.1 million compared to adjusted income before income taxes of $26.8 million for the comparable period in the prior year.

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Net income was $8.1 million for the third quarter of fiscal year 2016, compared to adjusted net income of $5.8 million in the same quarter of the prior year, a 39.7% increase. For the nine months ended December 26, 2015, net income was $21.6 million, up 27.1% from adjusted net income of $17.0 million for the first nine months of fiscal 2015.

•
Net income per share for the third quarter of fiscal 2016, based on basic and diluted weighted average shares outstanding, was $0.91 and $0.89, respectively, versus adjusted basic and diluted net income per share of $0.66 and $0.65, respectively, for the comparable quarter last year. Net income per share for the nine months ended December 26, 2015, based on basic and diluted weighted average shares outstanding, was $2.43 and $2.38, respectively, versus adjusted basic and diluted net income per share of $1.92 and $1.88, respectively, for the prior year nine month period.

Adjusted amounts described above relate to net gains of $1.3 million and $1.4 million on the sale of idle properties recorded in Other income, net in the three and nine month periods ended December 27, 2014, respectively. These adjustments are reconciled to the relevant U.S. generally accepted accounting principles ("GAAP") financial measures in the tables at the end of this press release.
Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "Our operations benefited this quarter from somewhat higher demand for manufactured homes. The Company was also strengthened from acquisitions completed earlier this fiscal year. The addition of Fairmont Homes and Chariot Eagle will advance our position in the domestic systems built housing market for the long term. This quarter began the typical slower winter period for some of our operations, which is expected to continue into the final fiscal quarter. Meanwhile, we are focused on continued business integration efforts and improvement and remain optimistic about the year ahead."

Cavco’s management will hold a conference call to review these results tomorrow, January 29, 2016, at 1:00 PM (Eastern Standard Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes and Chariot Eagle. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Custom Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisitions of Fairmont Homes and Chariot Eagle, and any future acquisition or attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses in certain prior periods can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2015 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 26, 2015	March 28, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$96,164	$96,597
Restricted cash, current	8,819	9,997
Accounts receivable, net	29,931	26,994
Short-term investments	7,342	7,106
Current portion of consumer loans receivable, net	23,097	24,073
Current portion of commercial loans receivable, net	3,185	2,330
Inventories	91,678	75,334
Prepaid expenses and other current assets	20,606	14,460
Deferred income taxes, current	10,643	8,573
Total current assets	291,465	265,464
Restricted cash	1,081	1,081
Investments	25,492	24,813
Consumer loans receivable, net	69,200	74,085
Commercial loans receivable, net	20,560	15,751
Property, plant and equipment, net	53,935	44,712
Goodwill and other intangibles, net	80,787	76,676
Total assets	$542,520	$502,582
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,002	$17,805
Accrued liabilities	98,026	77,076
Current portion of securitized financings and other	6,054	6,590
Total current liabilities	121,082	101,471
Securitized financings and other	56,426	60,370
Deferred income taxes	20,833	20,587
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 and 20,000,000 shares authorized, respectively; Outstanding 8,912,133 and 8,859,199 shares, respectively	89	89
Additional paid-in capital	241,130	237,916
Retained earnings	103,198	81,645
Accumulated other comprehensive income	(238)	504
Total stockholders’ equity	344,179	320,154
Total liabilities and stockholders’ equity	$542,520	$502,582

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Net revenue	$181,427	$146,932	$535,059	$425,411
Cost of sales	145,037	115,131	427,280	330,295
Gross profit	36,390	31,801	107,779	95,116
Selling, general and administrative expenses	23,728	21,997	72,958	66,475
Income from operations	12,662	9,804	34,821	28,641
Interest expense	(1,244)	(1,095)	(3,224)	(3,432)
Other income, net	587	1,843	1,530	2,985
Income before income taxes	12,005	10,552	33,127	28,194
Income tax expense	(3,907)	(3,914)	(11,574)	(10,330)
Net income	$8,098	$6,638	$21,553	$17,864

Comprehensive income:
Net income	$8,098	$6,638	$21,553	$17,864
Unrealized (loss) gain on available-for-sale securities, net of tax	(37)	(100)	(742)	(34)
Comprehensive income	$8,061	$6,538	$20,811	$17,830

Net income per share:
Basic	$0.91	$0.75	$2.43	$2.02
Diluted	$0.89	$0.74	$2.38	$1.98
Weighted average shares outstanding:
Basic	8,903,742	8,857,449	8,881,822	8,852,822
Diluted	9,064,900	9,016,585	9,040,146	9,015,536

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Net revenue:
Factory-built housing	$167,280	$133,648	$492,281	$386,291
Financial services	14,147	13,284	42,778	39,120
Total net revenue	$181,427	$146,932	$535,059	$425,411

Income before income taxes:
Factory-built housing	$9,703	$6,618	$26,674	$19,926
Financial services	2,302	3,934	6,453	8,268
Total income before income taxes	$12,005	$10,552	$33,127	$28,194

Capital expenditures	$1,338	$746	$2,447	$1,683
Depreciation	$926	$564	$2,499	$1,796
Amortization of other intangibles	$112	$345	$417	$1,034

Factory-built homes sold:
by Company-owned retail sales centers	553	542	1,775	1,667
to independent retailers, builders, communities & developers	2,660	2,027	7,604	5,776
Total factory-built homes sold	3,213	2,569	9,379	7,443

CAVCO INDUSTRIES, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)

We prepare our financial statements in accordance with GAAP. Within this press release, we make reference to adjusted income before income taxes, adjusted net income, and adjusted net income per share, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they allow evaluation of the financial results of the Company excluding the impact of certain items and facilitate comparisons of prior periods. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures. These measures, excluding certain items affecting comparability, may not be comparable to similarly titled measures reported by other companies.
During the three months ended December 27, 2014, the Company sold the idle Woodland, California production facility for $4.7 million and the idle Albemarle, North Carolina facility for $0.9 million, resulting in an aggregate net gain of $1.3 million. During the nine months ended December 27, 2014, in addition to the properties discussed above, the Company also sold two idle retail locations, resulting in an aggregate net gain of $1.4 million.
Income before income taxes

	Three Months Ended		Nine Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Income before income taxes	$12,005	$10,552	$33,127	$28,194
Exclude: Net gain on sale of idle properties	—	(1,264)	—	(1,430)
Adjusted income before income taxes	$12,005	$9,288	$33,127	$26,764
Net income

	Three Months Ended		Nine Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Net income	$8,098	$6,638	$21,553	$17,864
Exclude: Net gain on sale of idle properties, net of income taxes	—	(795)	—	(907)
Adjusted net income	$8,098	$5,843	$21,553	$16,957
Net income per share

	Three Months Ended		Nine Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Basic net income per share	$0.91	$0.75	$2.43	$2.02
Exclude: Net gain on sale of idle properties, per basic share	—	(0.09)	—	(0.10)
Adjusted basic net income per share	$0.91	$0.66	$2.43	$1.92

	Three Months Ended		Nine Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Diluted net income per share	$0.89	$0.74	$2.38	$1.98
Exclude: Net gain on sale of idle properties, per diluted share	—	(0.09)	—	(0.10)
Adjusted diluted net income per share	$0.89	$0.65	$2.38	$1.88
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